As filed with the Securities and Exchange Commission on October 15, 1997
                                              Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           REGENCY REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

           Florida                                        59-3191743
   (State or other jurisdiction
    of incorporation)                      (I.R.S. Employer Identification No.)

                       121 West Forsyth Street, Suite 200
                          Jacksonville, Florida  32202
                                 (904) 356-7000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              Martin E. Stein, Jr.,
                      President and Chief Executive Officer
                       121 West Forsyth Street, Suite 200
                          Jacksonville, Florida  32202
                                 (904) 356-7000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            Charles E. Commander III
                                 Linda Y. Kelso
                                 Foley & Lardner
                                200 Laura Street
                          Jacksonville, Florida  32202

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]


                         Calculation of Registration Fee

    Title of each                           Proposed             Proposed
      class of                               maximum              maximum
    securities to be      Amount to be   offering price          aggregate         Amount of regis-
      registered           registered      per unit(1)       offering price(1)      tration fee(1)

    Preferred Stock,          (2)              (2)                  (2)                   (2)
    $0.01 par value(3)

    Depositary Shares         (2)              (2)                  (2)                   (2)
    Common Stock,             (2)              (2)                  (2)                   (2)
    $0.01 par value(4)

    Debt Securities           (2)              (2)                  (2)                   (2)
    Total                 $400,000,000        100%          $400,000,000(5)(6)         $121,212


                                                                     (Footnotes on next page)

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   (1) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

   (2)  Not applicable pursuant to General Instruction II.D. of Form S-3.

   (3) Subject to note (6) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant.

   (4) Subject to note (6) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion of Preferred Stock or Debt Securities registered hereunder.

   (5) Such amount represents the liquidation preference of any Preferred Stock, the amount computed pursuant to Rule 457(c) for any Common Stock, the exercise price of any Common Stock issuable upon the conversion of Preferred Stock, and the aggregate principal amount of any Debt Securities.

   (6) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $400,000,000. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                 SUBJECT TO COMPLETION - DATED OCTOBER 15, 1997

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


        PROSPECTUS

                           Regency Realty Corporation

      Preferred Stock, Depositary Shares, Common Stock and Debt Securities

   Regency Realty Corporation (the "Company"), may offer from time to time, together or separately, in one or more series (a) shares of the Company's preferred stock, par value $0.01 per share ("Preferred Stock"),
   (b) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series ("Depositary Shares"), (c) shares of the Company's common stock, par value $0.01 per share ("Common Stock") and (d) debt securities (the "Debt Securities") (the Preferred Stock, Depositary Shares, Common Stock and Debt Securities are collectively referred to as the "Securities"), separately or together, at an aggregate initial offering price not to exceed U.S. $400,000,000 (or the equivalent in foreign currencies or currency units), in amounts, at prices and on terms to be determined at the time of sale.

   The specific terms of any Securities offered pursuant to this Prospectus will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of such Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include, with regard to the particular Securities, the following information: (a) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, and any conversion or exchange rights; (b) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each Depositary Share,
   (c) in the case of Common Stock, the number of shares and the terms of the offering and sale thereof; (d) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, interest rate (or manner of calculation thereof) and time of payment of interest, any terms for redemption at the option of the Company or repayment at the option of the holder, terms for any sinking fund payments, any terms for conversion into Common Stock, Preferred Stock or Debt Securities of another series, and any initial public offering price and (e) in the case of all Securities, whether such Securities will be offered separately or as a unit with other Securities. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

   The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "REG." Any Common Stock offered pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

   The Company may sell Securities directly through agents, underwriters or dealers designated from time to time. If any agents, underwriters or dealers are involved in the sale of the Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts and the net proceeds to the Company from such sale will be set forth in the applicable Prospectus Supplement.

   This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

   See "Risk Factors" on pages 4 to 8 for a discussion of certain material factors which should be considered in connection with an investment in the Securities offered hereby.

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
            ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION
                           TO THE CONTRARY IS UNLAWFUL

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is ________, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Office, Seven World Trade Center, 13th Floor, New York, New York 10048 and Chicago Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The address of such Web site is http://www.sec.gov. In addition, the Company's Common Stock is listed on the NYSE and similar information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated in this Prospectus by reference, except as superseded or modified herein:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A filed April 28, 1997.

   2.  The Company's Current Report on Form 8-K dated December 31, 1996.

   3. The Company's Current Report on Form 8-K dated March 7, 1997, as amended by Form 8-K/A filed March 20, 1997, 8-K/A-2 filed May 12, 1997 and 8-K/A-3 filed July 10, 1997.

   4.  The Company's Current Report on Form 8-K dated March 31, 1997.

   5. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

   6. The Company's Current Report on Form 8-K dated June 6, 1997, as amended by Form 8-K/A filed August 13, 1997.

   7.  The Company's Current Report on Form 8-K dated June 30, 1997.

   8. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

   9.  The description of Common Stock contained in the Company's
       Registration Statement on Form 8-A filed with the Commission on August 30, 1993, and declared effective on October 29, 1993, including portions of the Company's Registration Statement on Form S-11 (No. 33-67258) incorporated by reference therein.

     Each document filed by the Company subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed incorporated document or in an accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any document described above that has been incorporated in this Prospectus by reference and not delivered with this Prospectus or any preliminary Prospectus distributed in connection with the offering of the Securities, other than exhibits to such document referred to above unless such exhibits are specifically incorporated by reference herein. Requests should be directed to Ms. Brenda Paradise, the Company's Director of Shareholder Relations, 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202 (telephone: (904) 356-7000).

                                  RISK FACTORS

     Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus and the applicable Prospectus Supplement before purchasing Securities. This Prospectus and the applicable Prospectus Supplement may include certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act and
   Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company's operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, including the risk factors discussed below, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, and changes in laws or regulations and other factors, many of which are beyond the control of the Company. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those anticipated in the forward-looking statements.

   Significant Reliance on Major Tenants

     The Company derives significant revenues from certain anchor tenants that occupy more than one center. The Company could be adversely affected in the event of the bankruptcy or insolvency of, or a downturn in the business of, any of it major tenants, or in the event that any such tenant does not renew its leases as they expire or renews at lower rental rates. Vacated anchor space not only would reduce rental revenues if not retenanted at the same rental rates but also could adversely affect the entire shopping center because of the loss of the departed anchor tenant's customer drawing power. Loss of customer drawing power also can occur through the exercise of the right that most anchors have to vacate and prevent retenanting by paying rent for the balance of the lease term, or the departure of an anchor tenant that owns its own property.

     Tenants may seek the protection of the bankruptcy laws, which could result in the rejection and termination of their leases and thereby cause a reduction in the cash flow available for distribution by the Company. Such reduction could be material if a major tenant files bankruptcy.

   General Risks Relating to Real Estate Investments

     Value of Real Estate Dependent on Numerous Factors. Real property investments are subject to varying degrees of risk. Real estate values are affected by a number of factors, including changes in the general economic climate, local conditions (such as an oversupply of space or a reduction in demand for real estate in an area), the quality and philosophy of management, competition from other available space, the ability of the owner to provide adequate maintenance and insurance and to control variable operating costs. Shopping centers, in particular, may be affected by changing perceptions of retailers or shoppers regarding the safety, convenience and attractiveness of the shopping center and by the overall climate for the retail industry generally. Real estate values are also affected by such factors as government regulations, interest rate levels, the availability of financing and potential liability under, and changes in, environmental, zoning, tax and other laws. As substantially all of the Company's income is derived from rental income from real property, the Company's income and cash flow would be adversely affected if a significant number of the Company's tenants were unable to meet their obligations to the Company, or if the Company were unable to lease on economically favorable terms a significant amount of space in its properties. In the event of default by a tenant, the Company may experience delays in enforcing, and incur substantial costs to enforce, its rights as landlord.

     Equity real estate investments are relatively illiquid and therefore may tend to limit the ability of the Company to react promptly in response to changes in economic or other conditions. In addition, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment.

     Difficulties and Costs Associated with Renting Unleased and Vacated Space. The ability of the Company to rent unleased or vacated space will be affected by many factors, including certain covenants restricting the use of other space at a property found in certain leases with shopping center tenants. If the Company is able to relet vacated space, there is no assurance that rental rates will be equal to or in excess of current rental rates. In addition, the Company may incur substantial costs in obtaining new tenants, including leasing commissions and tenant improvements.

     Restrictions on, and Risks of, Unsuccessful Development Activities.
   The Company intends to selectively pursue development activities as opportunities arise. Such development activities generally require various government and other approvals, the receipt of which cannot be assured. The Company will incur risks associated with any such development activities. These risks include the risk that development opportunities explored by the Company may be abandoned; the risk that construction costs of a project may exceed original estimates, possibly making the project unprofitable; lack of cash flow during the construction period; and the risk that occupancy rates and rents at a completed project will not be sufficient to make the project profitable. In case of an unsuccessful development project, the Company's loss could exceed its investment in the project. Also, there are competitors seeking properties for development, some of which may have greater resources than the Company.

   Adverse Effect of Market Interest Rates on Stock Prices

     One of the factors that may influence the trading price of the Company's Common Stock or any class or series of Preferred Stock or Depositary Shares that may be issued in the future is the annual dividend rate on such stock as a percentage of its market price. An increase in market interest rates may lead purchasers of shares of such stock to demand a higher annual dividend rate, which could adversely affect the market price of such stock and the Company's ability to raise additional equity in the public markets.

   Uncertainty of Availability of Refinancing

     The Company does not expect to generate sufficient funds from operations to make balloon principal payments when due on its indebtedness. There can be no assurance that the Company will be able to refinance such indebtedness or to otherwise obtain funds to make such payments by selling assets or raising equity. An inability to make such balloon payments when due could cause the mortgage lenders to foreclose on the properties securing such indebtedness, which would have a material adverse effect on the Company. In addition, interest rates and other terms on any loans obtained to refinance such indebtedness may be less favorable than the rates on the current indebtedness.

   Federal Income Tax Considerations

     There are a number of issues associated with an investment in a REIT that are related to the federal income tax laws, including, but not limited to, the consequences of failing to continue to qualify as a REIT. See "Federal Income Tax Considerations."

   Concentration of Ownership of Company Common Stock

     Security Capital Holdings S.A. (together with its parent company, Security Capital U.S. Realty, "SC-USREALTY") owned 9,499,439 shares of Common Stock as of September 30, 1997, constituting 40.9% of the Common Stock outstanding on that date. SC-USREALTY is the Company's single largest shareholder and has participation rights entitling it to maintain its percentage ownership of the Common Stock. SC-USREALTY has the right to nominate a proportionate number of the directors of the Company's Board, rounded down to the nearest whole number, based upon its ownership of outstanding shares of Common Stock, but not to exceed 49% of the Board. Although certain standstill provisions preclude SC-USREALTY from increasing its percentage interest in the Company for a period of at least five years (subject to certain exceptions) and SC-USREALTY is subject to certain limitations on its voting rights with respect to its shares of Common Stock during that time, SC-USREALTY nonetheless has substantial influence over the Company's affairs. This concentration of ownership in one shareholder could be disadvantageous to other shareholders' interests. The director nomination, voting and other rights granted to SC-USREALTY, although subject to certain limitations during the standstill period, may make it more difficult for other shareholders to challenge the Company's director nominees, elect their own nominees as directors, or remove incumbent directors and may render the Company a less attractive target for an unsolicited acquisition by an outsider. If the standstill period or any standstill extension term terminates, SC-USREALTY could be in a position to control the election of the Board or the outcome of any corporate transaction or other matter submitted to the shareholders for approval.

     The Company has agreed with SC-USREALTY to certain limitations on the Company's operations, including restrictions relating to (i) incurrence of total indebtedness exceeding 60% of the gross book value of the Company's consolidated assets, (ii) investments in properties other than shopping centers in specified states in the Southeastern and Mid-Atlantic states and the southern regions of Indiana and Ohio, and (iii) certain other matters. In addition, the Company has agreed to certain limitations on the amount of assets that it owns indirectly through other entities and the manner in which it conducts its business (including the type of assets that it can acquire and own and the manner in which such assets are operated). These restrictions, which are intended to permit SC-USREALTY to comply with certain requirements of the Internal Revenue Code of 1986 (the "Code") and other countries' tax laws applicable to foreign investors, limit somewhat the flexibility of the Company to structure transactions that might otherwise be advantageous to the Company.
   Although the Company does not believe that the limitations imposed on the Company's activities will materially impair the Company's ability to conduct its business, there can be no assurance that these limitations will not adversely affect the Company's operations in the future.

     Pursuant to its participation rights to acquire Common Stock at the same price as shares issued to third parties, so long as SC-USREALTY's ownership of Common Stock on a fully diluted basis does not drop below 15% for more than 180 days (subject to certain conditions), in the event that the Company issues shares of capital stock (including securities convertible into or exchangeable or redeemable for capital stock of the Company and including capital stock to be issued pursuant to the conversion, exchange or redemption of other securities), SC-USREALTY will be entitled to a participation right to purchase or subscribe for that proportion of the total number of shares to be issued, including shares to be issued to SC-USREALTY pursuant to the rights described in this paragraph, equal to SC-USREALTY's proportionate holdings of Common Stock outstanding prior to such issuance (but not to exceed 37.5% of the capital stock issued). All purchases pursuant to such participation rights will be at the same price and on the same terms and conditions as are applicable to other purchasers.

   Unsuitable Investment for Non-U.S. Investors

     Section 5.14 of the Company's Articles of Incorporation (the
   "Articles") contains provisions designed to preserve the Company's status as a domestically controlled REIT. Section 5.14 of the Articles prohibits the issuance or transfer of the Company's capital stock if it would result in the fair market value of all capital stock owned directly or indirectly by Non-U.S. Persons (as defined in the Articles) to comprise 50% or more of the fair market value of the Company's outstanding capital stock. For purposes of applying this limitation, SC-USREALTY and its affiliates are presumed to be Non-U.S. Persons and to own 45% of the outstanding Common Stock on a fully diluted basis. Any shares issued or transferred in violation of this restriction will be void, or if such remedy is invalid, will be subject to the provisions for "Excess Shares" described in "Capital Stock -- Restrictions on Ownership." Accordingly, the purchase of Common Stock, Preferred Stock, Depositary Shares or convertible Debt Securities in an offering is not a suitable investment for a Non-U.S. Person (whether or not such person presently owns any shares of Common Stock) or an entity owned directly or indirectly by a Non-U.S. Person.

   Anti-Takeover Effect of Ownership Limit, Staggered Board, Preferred Stock, Florida Business Corporation Act and Certain Other Matters

     Ownership of more than 7% by value of the Company's outstanding capital stock by certain persons has been restricted for the purpose of maintaining the Company's qualification as a REIT, with certain exceptions. See "Capital Stock--Restrictions on Ownership." This 7% limitation may discourage a change in control of the Company and may also
   (i) deter tender offers for the capital stock, which offers may be attractive to the shareholders, or (ii) limit the opportunity for shareholders to receive a premium for their capital stock that might otherwise exist if an investor attempted to assemble a block in excess of 7% of the outstanding capital stock or to effect a change in control of the Company. Additionally, the division of the Company's Board of Directors into three classes with staggered three-year terms may have the effect of deterring certain potential acquisitions of the Company because control of the Company's Board of Directors could not be obtained at a single annual meeting of shareholders.

     The Company's Articles authorize the Board of Directors to issue up to 10,000,000 shares of Preferred Stock and 10,000,000 shares of Special Common Stock and to establish the preferences and rights of any shares issued. The issuance of Preferred Stock or Special Common Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the shareholders' interest. The provisions of the Florida Business Corporation Act regarding control share acquisitions and affiliated transactions could also deter potential acquisitions of the Company by preventing the acquiring party from voting the Common Stock it acquires or consummating a merger or other extraordinary corporate transaction without the approval of the disinterested shareholders.

   Potential Environmental Liability

     Under various federal, state and local laws, ordinances and regulations, an owner or manager of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or borrow using such property as collateral.

                                   THE COMPANY

     The Company is a self-administered and self-managed REIT which acquires, owns, develops, and manages neighborhood and community shopping centers in targeted in fill markets in the Southeast, the Mid-Atlantic and the lower Midwest.

     The Company's executive offices are located at 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202, and its telephone number is (904) 356-7000. The Company operates additional offices in Ft. Lauderdale, Tampa and Stuart, Florida and in Atlanta, Georgia.


                                 USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include the repayment of outstanding indebtedness, the acquisition of shopping centers as suitable opportunities arise, the expansion and improvement of certain properties in the Company's portfolio and payment of development costs for new centers.

                             CONSOLIDATED RATIOS OF
                            EARNINGS TO FIXED CHARGES
                         AND COMBINED FIXED CHARGES AND
                            PREFERRED STOCK DIVIDENDS

     The Company's ratios of earnings to fixed charges for the six months ended June 30, 1997 and the years ended December 31, 1996, 1995 and 1994 and the period from November 5, 1993 (the closing date of the Company's initial public offering) to December 31, 1993 were 1.8, 1.8, 1.5, 1.8 and 2.5, respectively. The Company's ratios of earnings to combined fixed charges and Preferred Stock dividends for the years ended December 31, 1996, 1995 and 1994 were 1.8, 1.5, and 1.7, respectively. The Company did not have any Preferred Stock outstanding prior to June 29, 1994 or after June 29, 1996.

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges, and the ratios of earnings to combined fixed charges and Preferred Stock dividends were computed by dividing earnings by the sum of fixed charges and Preferred Stock dividends. For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to net income from operations.

   Fixed charges consist of interest costs (whether expensed or capitalized) and amortization of deferred debt costs.

     Prior to the Company's initial public offering in November 1993, the Company's predecessor, The Regency Group, Inc., was privately held, and its properties were encumbered by significantly higher levels of indebtedness bearing interest at higher rates than the levels and rates applicable to the Company. The Company's predecessor had net losses for the period from January 1, 1993 to November 4, 1993, and for the years ended December 31, 1992, 1991 and 1990, and earnings were not adequate to cover fixed charges during such periods. The ratios of earnings to fixed charges for such periods are not meaningful in light of the equity provided by the Company's initial public offering and the concurrent refinancing of the predecessor's mortgage debt.

                                  CAPITAL STOCK

     The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $0.01 per share, 10,000,000 shares of Special Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. The summary description of the Company's capital stock set forth herein does not purport to be complete and is qualified in its entirety by reference to the Company's Articles and the applicable articles of amendment designating a class or series of Preferred Stock (the "Preferred Stock Designation"). As of September 30, 1997, 23,250,697 shares of the Company's Common Stock and 2,500,000 shares of the Company's Class B non-voting Common Stock (constituting a class of the Special Common Stock) were issued and outstanding.

   Common Stock

     For a description of the Company's Common Stock, see "Description of Common Stock" below.

   Special Common Stock

     Under the Company's Articles, the Board of Directors is authorized, without further shareholder action, to provide for the issuance of up to 10 million shares of Special Common Stock from time to time in one or more classes or series. The Special Common Stock will bear dividends in such amounts as the Board of Directors may determine with respect to each class or series. All such dividends must be pari passu with dividends on the Common Stock. Upon the dissolution of the Company, the Special Common Stock will participate pari passu with the Common Stock in liquidating distributions. Shares of Special Common Stock will have one vote per share and vote together with the holders of Common Stock (and not separately as a class except where otherwise required by law), unless the Board of Directors creates classes or series with more limited voting rights or without voting rights. The Board will have the right to determine whether shares of Special Common Stock may be converted into shares of any other class or series or be redeemed, and, if so, the conversion or redemption price and the terms and conditions of conversion or redemption, and to determine such other rights as may be allowed by law. Holders of Special Common Stock will not be entitled, as a matter of right, to preemptive rights. As all Special Common Stock is expected to be closely held, it is anticipated that most classes or series would be convertible into Common Stock for liquidity purposes.

     The Company has outstanding as of the date of this Prospectus 2,500,000 shares of a non-voting class of Special Common Stock in the form of Class B Common Stock, which were issued in a private placement to an institutional investor. The Class B Common Stock receives dividends pari passu with the Common Stock at a rate equivalent to 1.03 times the Common Stock dividend rate and participates pari passu with the Common Stock in any liquidation of the Company. Beginning December 20, 1998, 1/6th of the Class B Common Stock originally issued may be converted into Common Stock at the election of the holder during any three-month period, but the holder may not at any time be the beneficial owner of more than 4.9% of the outstanding Common Stock. Accelerated conversion may take place in the event of certain extraordinary occurrences, including certain changes in senior management. A total of 2,975,468 shares of Common Stock are issuable upon conversion of the Class B Common Stock.

   Preferred Stock

     For a description of the Company's Preferred Stock, see "Description of Preferred Stock" below.

   Restrictions on Ownership

     Restrictions Relating to REIT Qualification. For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, its stock must be beneficially owned (without reference to attribution rules) by 100 or more persons during at least 335 days in a taxable year of 12 months or during a proportionate part of a shorter taxable year, and certain other requirements must be satisfied (see "Federal Income Tax Considerations-Requirements for Qualification").

     To assure that five or fewer individuals do not Beneficially Own (as defined in the Company's Articles to include ownership through the application of certain stock attribution provisions of the Code) more than 50% in value of the Company's outstanding capital stock, the Company's Articles provide that, subject to certain exceptions, no holder may own, or be deemed to own (by virtue of certain of the attribution provisions of the Code), more than 7% by value (the "Ownership Limit") of the Company's outstanding capital stock. Certain existing holders specified in the Articles and those to whom Beneficial Ownership of their capital stock is attributed, whose Beneficial Ownership of capital stock exceeds the Ownership Limit ("Existing Holders"), may continue to own such percentage by value of outstanding capital stock (the "Existing Holder Limit") and may increase their respective Existing Holder Limits through benefit plans of the Company, dividend reinvestment plans, additional asset sales or capital contributions to the Company or acquisitions from other Existing Holders, but may not acquire additional shares from such sources such that the five largest Beneficial Owners of capital stock hold more than 49.5% by value of the outstanding capital stock, and in any event may not increase their respective Existing Holder Limits through acquisition of capital stock from any other sources. In addition, because rent from a related tenant (any tenant 10% of which is owned, directly or constructively, by the REIT) is not qualifying rent for purposes of the gross income tests under the Code (see "Federal Income Tax Considerations-Requirements for Qualification-Income Tests"), the Articles provide that no constructive owner of stock in the Company who owns, directly or indirectly, a 10% interest in any tenant of the Company (a "Related Tenant Owner") may own, or constructively own by virtue of certain of the attribution provisions of the Code (which differ from the attribution provisions applied to determine Beneficial Ownership), more than 9.8% by value of the outstanding capital stock of the Company (the "Related Tenant Limit"). The Board of Directors may waive the Ownership Limit, the Existing Holder Limit and the Related Tenant Limit if evidence satisfactory to the Board of Directors is presented that such ownership will not then or in the future jeopardize the Company's status as a REIT. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of the Company.

     Preservation of Status as a Domestically Controlled REIT. Section 5.14 of the Articles contains provisions designed to preserve the Company's status as a domestically controlled REIT. Section 5.14 of the Articles prohibits the issuance or transfer of the Company's capital stock if it would result in the fair market value of all capital stock owned directly or indirectly by Non-U.S. Persons (as defined in the Articles) to comprise 50% or more of the fair market value of the Company's outstanding capital stock. For purposes of applying this limitation, SC-USREALTY and its affiliates are presumed (i) to be Non-U.S. Persons, (ii) to own 45% of the outstanding Common Stock on a fully diluted basis, and (iii) to own shares of other classes of capital stock which they have the right to acquire as well as shares of such other classes which they actually own. A Non-U.S. Person is defined in the Articles as any person who is not (i) a citizen or resident of the United States, (ii) a partnership or corporation created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), or (iii) any estate or trust (other than a foreign estate or trust) within the meaning of Section 7701(a)(31) of the Code.

     Any shares issued or transferred in violation of the foregoing restriction will be void, or if such remedy is invalid, will be subject to the provisions for "Excess Shares" described below. Accordingly, the purchase of Common Stock, Preferred Stock, Depositary Shares or convertible Debt Securities which may be offered hereby may not be a suitable investment for a Non-U.S. Person (whether or not such person presently owns any shares of Common Stock).

     Remedies. If (i) shares of capital stock in excess of the applicable Ownership Limit, Existing Holder Limit, or Related Tenant Limit, or (ii) shares which (a) would cause the REIT to be beneficially owned by fewer than 100 persons (without application of the attribution rules), (b) would result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (c) would result in the fair market value of capital stock owned directly or indirectly (including capital stock presumed to be owned by SC-USREALTY) by Non-U.S. Persons to comprise 50% or more of the fair market value of the Company's outstanding capital stock, are issued or transferred to any person or retained by any person after becoming a Related Tenant Owner, such issuance, transfer, or retention shall be null and void to the intended holder, and the intended holder will have no rights to the stock. Capital stock transferred, proposed to be transferred, or retained in excess of the Ownership Limit, the Existing Holder Limit, or the Related Tenant Limit or which would otherwise jeopardize the Company's REIT status or status as a domestically controlled REIT ("excess shares") will be deemed held in trust on behalf of and for the benefit of the Company. The Board of Directors will, within six months after receiving notice of such actual or proposed transfer, either (i) direct the holder of such shares to sell all shares held in trust for the Company for cash in such manner as the Board of Directors directs, or (ii) redeem such shares for a price equal to the lesser of (a) the price paid by the holder from whom shares are being redeemed and (b) the average of the last reported sales prices on the NYSE of the relevant class of capital stock on the 10 trading days immediately preceding the date fixed for redemption by the Board of Directors, or if such class of capital stock is not then traded on the NYSE, the average of the last reported sales prices of such class of capital stock (or, if sales prices are not reported, the average of the closing bid and asked prices) on the 10 trading days immediately preceding the relevant date as reported on any exchange or quotation system over which such class of capital stock may be traded, or if such class of capital stock is not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors of the Company as the fair market value of such class of capital stock on the relevant date. If the Board of Directors directs the intended holder to sell the shares, the holder shall receive such proceeds as the trustee for the Company and pay the Company out of the proceeds of such sale all expenses incurred by the Company in connection with such sale, plus any remaining amount of such proceeds that exceeds the amount originally paid by the intended holder for such shares. The intended holder shall not be entitled to distributions, voting rights or any other benefits with respect to such excess shares except the amounts described above. Any dividend or distribution paid to an intended holder on excess shares pursuant to the Company's Articles must be repaid to the Company upon demand.

     Miscellaneous. All certificates representing capital stock will bear a legend referring to the restrictions described above. The transfer restrictions described above shall not preclude the settlement of any transaction entered through the facilities of the NYSE.

     The Articles provide that every shareholder of record of more than 5% of the outstanding capital stock and every Actual Owner (as defined in the Articles) of more than 5% of the outstanding capital stock held by a nominee must give written notice to the Company of information specified in the Articles within 30 days after December 31 of each year. In addition, each Beneficial Owner of capital stock and each person who holds capital stock for a Beneficial Owner must provide to the Company such information as the Company may request, in good faith, in order to determine the Company's status as a REIT.

     The ownership limitations described above may have the effect of precluding acquisition of control of the Company by a third party even if the Board of Directors determines that maintenance of REIT status is no longer in the best interests of the Company. The Board of Directors has the right under the Articles (subject to contractual restrictions, including covenants made with SC-USREALTY) to revoke the REIT status of the Company if the Board of Directors determines that it is no longer in the best interest of the Company to attempt to qualify, or to continue to qualify, as a REIT. In the event of such revocation, the ownership limitations in the Articles will remain in effect. Any change in the ownership limitations would require an amendment to the Articles.

   Staggered Board of Directors

     The Company's Articles and Bylaws divide the Board of Directors into three classes of directors, with each class constituting approximately one-third of the total number of directors and with classes serving staggered three-year terms. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Board of Directors. The Company believes, however, that the longer time required to elect a majority of a classified Board of Directors helps to insure continuity and stability of the Company's management and policies.

     The classification provisions could also have the effect of discouraging a third party from accumulating large blocks of the Company's stock or attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. Accordingly, shareholders could be deprived of certain opportunities to sell their shares of capital stock at a higher market price than might otherwise be the case.

   Advance Notice Provisions for Shareholder Nominations and Shareholder
   Proposals

     The Bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before any meeting of shareholders of the Company. Any shareholder nomination or proposal for action at an upcoming shareholder meeting must be delivered to the Company no later than the deadline for submitting shareholder proposals pursuant to Rule 14a-8 under the Exchange Act. The presiding officer at any shareholder meeting is not required to recognize any proposal or nomination which did not comply with such deadline.

     The purpose of requiring shareholders to give the Company advance notice of nominations and other business is to afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although the Bylaws do not give the Board of Directors any power to disapprove timely shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring the third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal.

   Certain Provisions of Florida Law

     The Company is subject to several anti-takeover provisions under Florida law that apply to a public corporation organized under Florida law unless the corporation has elected to opt out of such provisions in its articles of incorporation or (depending on the provision in question) its bylaws. The Company has not elected to opt out of these provisions. The Florida Business Corporation Act (the "Florida Act") contains a provision that prohibits the voting of shares in a publicly held Florida corporation which are acquired in a "control share acquisition" unless the board of directors approves the control share acquisition or the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power and (iii) a majority or more of such voting power.

     The Florida Act also contains an "affiliated transaction" provision that prohibits a publicly held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested shareholder" unless (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder, (ii) the interested shareholder has owned at least 80% of the Company's outstanding voting shares for at least five years, or (iii) the transaction is approved by the holders of two-thirds of the Company's voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns (as defined in Section 607.0901(1)(e), Florida Statutes) more than 10% of the Company's outstanding voting shares.

   Limitation of Liability of Directors

     The Florida Act provides that a director will not be personally liable for monetary damages to the Company or any other person except for liability for breach of such person's duties as a director involving (1) a violation of criminal law (unless the director reasonably believed his or her conduct was lawful or had no reasonable cause to believe that it was unlawful), (2) a transaction from which the director derived an improper personal benefit, or (3) an unlawful dividend or stock redemption. However, equitable remedies such as an injunction or rescission continue to be available against directors who breach their duty of care as directors.

   Indemnification Agreements

     The Company has entered into indemnification agreements with each of the Company's officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements.

                           DESCRIPTION OF COMMON STOCK

   Common Stock

     The holders of the Company's Common Stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series, the holders of Common Stock (together with the holders of any class or series of Special Common Stock that does not have limited voting rights) exclusively possess all voting power. The Articles do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. All shares of Common Stock offered hereby, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable and the holders thereof will not have preemptive rights. The Company's Common Stock is listed on the NYSE under the symbol "REG."

   Transfer Agent and Registrar

     The Transfer Agent and Registrar for the Common Stock is First Union National Bank.

                         DESCRIPTION OF PREFERRED STOCK

     The following is a description of certain general terms and provisions of the Preferred Stock. The particular terms of any class or series of Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such class or series may differ from the terms set forth below. The summary of terms of any class or series of the Company's Preferred Stock contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Articles and the applicable Preferred Stock Designation, which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such class or series of Preferred Stock.

     Under the Company's Articles, the Board of Directors is authorized, without further shareholder action, to provide for the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.01 per share. The Preferred Stock authorized by the Articles may be issued, from time to time, in one or more series in such amounts and with such designations, powers, preferences or other rights, qualifications, limitations and restrictions as may be fixed by the Board of Directors. Under certain circumstances, the issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change of control of the Company and may adversely affect the voting and other rights of the holders of Common Stock. The Company has no shares of Preferred Stock outstanding as of the date of this Prospectus.

   Preferred Stock Offered Hereby

     The Preferred Stock offered hereby shall have the dividend, liquidation, redemption, voting and other rights set forth below unless otherwise described in a Prospectus Supplement relating to a particular class or series of Preferred Stock. The applicable Prospectus Supplement will describe the following terms of the class or series of Preferred Stock offered thereby: (1) the designation of such class or series and the number of shares offered; (2) the liquidation preference of such class or series; (3) the initial public offering price at which such class or series will be issued; (4) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate, if any; (5) any redemption or sinking fund provisions; (6) any conversion or exchange rights; (7) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions;
   (8) any listing of such Preferred Stock on any securities exchange; (9) a discussion of federal income tax considerations applicable to such class or series; (10) the relative ranking and preferences of such class or series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (11) any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such class or series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;
   (12) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT and a domestically controlled REIT for federal tax purposes; and (13) any other specific terms, preferences, rights, limitations or restrictions of such series.

     The Preferred Stock offered hereby will be issued in one or more class or series. The Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The liquidation preference is not indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance.

   Rank

     The Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution and winding up of the Company, rank prior to the Common Stock, the Special Common Stock and all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company which by their terms specifically provide for a ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company. The Preferred Stock shall be junior to all outstanding debt of the Company. The Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Company's Articles.

   Dividends

     Holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, dividends or distributions in cash, property or other assets of the Company or in securities of the Company or from any other source as the Board of Directors in its discretion shall determine and at such dates and at such rates per share per annum as described in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend shall be payable to holders of record as they appear at the close of business on the books of the Company on such record dates (which by law must be not more than 70 calendar days preceding the payment dates therefor) as are determined by the Board of Directors (each of such dates, a "Record Date").

     Dividends on a class or series of Preferred Stock may be cumulative or noncumulative. If dividends on a class or series of Preferred Stock are noncumulative and if the Board of Directors fails to declare a dividend for a dividend period with respect to such class or series, then holders of such Preferred Stock will have no right to receive a dividend for such dividend period, and the Company will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future dividend payment dates. If dividends of a class or series of Preferred Stock are cumulative, the dividends on such shares will accrue from and after the date set forth in the applicable Preferred Stock Designation.

     No full dividends shall be declared or paid or set apart for payment on any class or series of Preferred Stock ranking, as to dividends, on a parity with or junior to the class or series of Preferred Stock offered by the applicable Prospectus Supplement for any period unless full dividends for the immediately preceding dividend period on such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) have been or are contemporaneously declared and paid or are declared and a sum sufficient for the payment thereof is set apart for such payment.
   When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) on such Preferred Stock and any Parity Stock of the Company ranking on a parity as to dividends with such Preferred Stock, dividends on such Preferred Stock and dividends on such Parity Stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) and accrued dividends, including required or permitted accumulations, if any, on shares of such Parity Stock, bear to each other. No interest, or sum of money in lieu of interest, shall be payable with respect to any dividend payment(s) on Preferred Stock which may be in arrears. Unless full dividends on the class or series of Preferred Stock offered by the applicable Prospectus Supplement have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation with respect to unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative), (a) no cash dividend or distribution (other than in shares of Junior Stock) may be declared, set aside or paid on the Junior Stock, (b) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of its Junior Stock (or pay any monies into a sinking fund for the redemption of any shares of its Junior Stock) except by conversion into or exchange for Junior Stock, and (c) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any such Preferred Stock or any Parity Stock ranking on parity with such Preferred Stock (or pay any monies into a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of such Preferred Stock and such Parity Stock (except by conversion into or exchange for Junior Stock).

     Any dividend payment made on a class or series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such class or series.

   Redemption

     The terms, if any, on which Preferred Stock of any class or series may be redeemed will be set forth in the applicable Prospectus Supplement.

   Conversion Rights

     The terms and conditions, if any, upon which shares of any class or series of Preferred Stock will be convertible into Common Stock will be set forth in the applicable Prospectus Supplement. Such terms will include the number of shares of Common Stock into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

   Liquidation

     In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of a class or series of Preferred Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of Common Stock, Special Common Stock or any Junior Stock on liquidation, dissolution or winding up of the Company, to receive a liquidating distribution in the amount of the liquidation preference per share as set forth in the applicable Prospectus Supplement, plus accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such class or series of Preferred Stock are cumulative). If the amounts available for distribution with respect to a class or series of Preferred Stock and all other outstanding Parity Stock are not sufficient to satisfy the full liquidation rights of all such Preferred Stock outstanding and such other Parity Stock outstanding, then the holders of each such class or series will share ratably in any such distribution of assets in proportion to the full respective preferential amounts (which in the case of Preferred Stock may include accumulated dividends) to which they are entitled. Unless otherwise provided in the applicable Preferred Stock Designation for a particular class or series of Preferred Stock, after payment of the full amount of the liquidating distribution, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

   Voting

     The Preferred Stock of a class or series will not be entitled to vote, except as described in the applicable Prospectus Supplement or as required by Florida law, e.g. in connection with a proposed reclassification thereof.

   No Other Rights

     The shares of a class or series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or described in the applicable Prospectus Supplement, set forth in the Company's Articles or in the applicable Preferred Stock Designation or as otherwise required by law.

   Transfer Agent and Registrar

     The transfer agent for each class or series of Preferred Stock will be described in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

     The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than a full share of Preferred Stock.
   In such event, receipts ("Depositary Receipts") will be issued for such Depositary Shares, each of which will represent a fraction of a share of a particular class or series of Preferred Stock, as described in the applicable Prospectus Supplement.

     Any class or series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and the depositary (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary with respect to such Depositary Shares. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend and liquidation rights).

     The description set forth above and in any Prospectus Supplement of certain provisions of the Deposit Agreement, the Depositary Shares and the Depositary Receipts does not purport to be complete and is qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts relating to each class or series of Preferred Stock which will be filed with the Commission at or prior to the time of the offering of such class or series of Preferred Stock. If so indicated in a Prospectus Supplement, the terms of any class or series of Depositary Shares may differ from the terms set forth herein.

   Dividends and Other Distributions

     The Depositary will distribute all cash dividends or other cash distributions received with respect to the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of Depositary Shares owned by such holders on the relevant Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may sell such property and distribute the net proceeds from such sale to such holders.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of Preferred Stock shall be made available to the holders of Depositary Shares.

   Redemption of Depositary Shares

     If a class or series of Preferred Stock represented by Depositary
   Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing on the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of Preferred Stock. Whenever the Company redeems Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined to be equitable by the Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the money, securities, or other property payable upon such redemption and any money, securities, or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

   Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notices of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such shares of Preferred Stock.

   Amendment and Termination of the Deposit Agreement

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may be amended at any time by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement will only terminate if (i) all outstanding Depositary Shares related thereto have been redeemed,
   (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares, (iii) such termination is necessary to preserve the Company's status as a REIT or a domestically controlled REIT, (iv) each share of the related Preferred Stock shall have been converted into securities of the Company not so represented by Depositary Shares, or (v) a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon the Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Depositary with respect to such Depositary Receipts.

   Charges of Depositary

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and issuance of Depositary Receipts, all withdrawals of Preferred Stock by owners of Depositary Shares and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be paid by the holders.

   Resignation and Removal of Depositary

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and such successor Depositary's acceptance of the appointment. A successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

   Restrictions on Ownership

     In order to safeguard the Company against loss of status as a REIT or a domestically controlled REIT, the Deposit Agreement will contain provisions restricting the ownership and transfer of Depositary Shares. Such restrictions will be described in the applicable Prospectus Supplement and will be referenced on the applicable Depositary Receipts.

   Miscellaneous

     The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required or otherwise determines to furnish to the holders of the Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

                         DESCRIPTION OF DEBT SECURITIES

     The Company may issue Debt Securities under one or more trust indentures (each an "Indenture") to be executed by the Company and one or more trustees (each a "Trustee") meeting the requirements of a trustee under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indentures will be qualified under the TIA.

     The following description sets forth certain anticipated general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the following description.

   General

     The Debt Securities will be direct obligations of the Company and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). Except as set forth in the applicable Indenture and described in a Prospectus Supplement relating thereto, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in the applicable Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

     The Prospectus Supplement relating to any series of Debt Securities being offered will contain the specific terms thereof, including, without limitation:

    (1) the title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

    (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

    (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

    (4) if convertible, any applicable limitations (for purposes of preserving the Company's status as a REIT and a domestically controlled REIT) on the ownership or transferability of the Common Stock or Preferred Stock into which such Debt Securities are convertible;

    (5) the date(s), or the method for determining such date(s), on which the principal of such Debt Securities will be payable;

    (6) the rate(s) (which may be fixed or variable), or the method for determining such rate(s), at which such Debt Securities will bear interest, if any;

    (7) the date(s), or the method for determining such date(s), from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date(s) shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

    (8) the place(s) where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange, and notices or demands to or upon the Company with respect to such Debt Securities and the applicable Indenture may be served;

    (9) the period(s) within which, the price(s) at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

   (10) the obligation, if any, of the Company to redeem such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period(s) within which, the price(s) at which and the terms and conditions upon which such Debt Securities will be redeemed, as a whole or in part, pursuant to such obligation;

   (11) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

   (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units, or a composite currency or currencies) and the manner in which such amounts shall be determined;

   (13) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the Indenture;

   (14) any provisions for collateral security for repayment of such Debt Securities;

   (15) whether such Debt Securities will be issued in certificated and/or book-entry form;

   (16) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

   (17) the applicability, if any, of defeasance and covenant defeasance provisions of the applicable Indenture;

   (18) the terms, if any, upon which such Debt Securities may be convertible into Common Stock or Preferred Stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

   (19) whether and under what circumstances the Company will pay additional amounts as contemplated in the Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment; and

   (20) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as set forth in the applicable Indenture, the applicable Indenture will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. Restrictions on ownership and transfers of the Company's Common Stock and Preferred Stock are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Capital Stock - Restrictions on Ownership." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     The Company's properties are owned through its subsidiaries.
   Therefore, the rights of the Company and its creditors, including holders of Debt Securities, to participate in the assets of such subsidiaries upon the latters' liquidation or recapitalization or otherwise will be subject to the prior claims of such subsidiaries' respective creditors (except to the extent that claims of the Company itself as a creditor may be recognized).

     Denomination, Registration and Transfer

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. Every Debt Security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Company nor any Trustee shall be required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of mailing a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of such mailing; (ii) to register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) to issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

   Merger, Consolidation or Sale

     It is expected that the Indenture will provide that the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided that
   (a) either the Company shall be the continuing corporation, or (if other than the Company) the successor corporation resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any subsidiary as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no Event of Default under the applicable Indenture, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee.

   Covenants

     The Indenture will contain covenants requiring the Company to take certain actions and prohibiting the Company from taking certain actions. The covenants with respect to any series of Debt Securities will be described in the Prospectus Supplement relating thereto.

   Events of Default, Notice and Waiver

     Each Indenture will describe specific "Events of Default" with respect to any series of Debt Securities issued thereunder. Such Events of Default are likely to include (with grace and cure periods): (i) default in the payment of any installment of interest on any Debt Security of such series; (ii) default in the payment of principal of (or premium, if any) on any Debt Security of such series at its maturity; (iii) default in making any required sinking fund payment for any Debt Security of such series; (iv) default in the performance of any other covenant of the Company contained in the applicable Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable Indenture; (v) default in the payment of specified amounts of indebtedness of the Company or under any mortgage, indenture or other instrument pursuant to which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary (as defined in Regulation S-X under the Securities Act) or of either of its property, and (vii) any other event of default provided with respect to a particular series of Debt Securities.

     If an Event of Default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% of the principal amount of the outstanding Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind such declaration and its consequences if (a) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture. Each Indenture also will provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) with respect to a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     Each Trustee will be required to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or any sinking fund payment with respect to any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

     Each Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, unless the applicable Trustee shall have failed to act for 60 days after it has received a written request to institute proceedings with respect to an Event of Default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. However, this provision will not prevent any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

     Subject to provisions in each Indenture relating to its duties in case of a default, no Trustee will be under any obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Company will be required to deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

   Modification of the Indentures

     It is anticipated that amendments to an Indenture may be made by the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each series of the outstanding Debt Securities issued under the Indenture which are affected by the amendment, provided that no such amendment may, without the consent of each holder of such Debt Securities affected thereby: (1) change the stated maturity date of the principal of (or premium, if any) or any installment of interest on any such Debt Security; (2) reduce the principal amount of (or premium, if any) or the interest on any such Debt Security or the principal amount due upon acceleration of an Original Issue Discount Security; (3) change the place or currency of payment of principal of (or premium, if any) or interest on any such Debt Security;
   (4) impair the right to institute suit for the enforcement of any such payment with respect to any such Debt Security; (5) reduce the above-stated percentage of holders of Debt Securities necessary to amend the Indenture; or (6) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults.

     The holders of not less than a majority in principal amount of outstanding Debt Securities of each series affected thereby will have the right to waive compliance by the Company with certain covenants in such Indenture.

     Modifications and amendment of an Indenture may be made by the Company and the Trustee without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are not Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provision and procedures, if applicable, or the conversion of such Debt Securities into Common Stock or Preferred Stock; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trust under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series in any material respect; (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

     Each Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series for the purpose of taking permitted action.

   Discharge, Defeasance and Covenant Defeasance

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     Unless otherwise indicated in the applicable Prospectus Supplement, each Indenture will provide that the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust and, with respect to Subordinated Debt Securities which are convertible or exchangeable, the right to convert or exchange) ("defeasance"); or (ii) to be released from its obligations with respect to such Debt Securities under the applicable Indenture (being the restrictions described under "--Covenants"), if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust will only be permitted to be established if, among other things, the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

     "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security; or (ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (iv) under "--Events of Default, Notice and Waiver" with respect to specified sections of an Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (vii) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

   Redemption of Securities

     The applicable Indenture will provide that the Debt Securities may be redeemed at any time at the option of the Company, in whole or in part, for certain reasons intended to protect the Company's status as a REIT. Debt Securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable Prospectus Supplement.

     From and after notice has been given as provided in the applicable Indenture, if funds for the redemption of any Debt Securities called for redemption shall have been made available on such redemption date, such Debt Securities will cease to bear interest on the redemption date specified in such notice, and the only right of the holders of the Debt Securities will be to receive payment of the redemption price.

   Conversion of Securities

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or Preferred Stock will be set forth in the applicable Prospectus Supplement. Such terms will include whether Debt Securities are convertible into Common Stock or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's status as a REIT and a domestically controlled REIT.

   Payment

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     All moneys paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of such Debt Security thereafter may look only to the Company for payment thereof.

   Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

   Subordination

     The terms and conditions, if any, upon which the Debt Securities are subordinated to other indebtedness of the Company will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include a description of the indebtedness ranking senior to the Debt Securities, the restrictions on payments to the holders of such Debt Securities while a default with respect to such senior indebtedness is continuing, the restrictions, if any, on payments to the holders of such Debt Securities following an event of default and provisions requiring holders of such Debt Securities to remit certain payments to holders of senior indebtedness.

                              PLAN OF DISTRIBUTION

     The Securities may be sold through underwriters or dealers, directly to one or more purchasers, or through agents. The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents, the purchase price of the Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities may be listed.

     If underwriters are used in the sale of the Securities, the Securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter(s) with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter(s) will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase the Securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If dealers are utilized in the sale of Securities with respect to which this Prospectus is delivered, such Securities will be sold to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Securities may be sold directly by the Company or through agents designated by the Company from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Securities with respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     In connection with the sale of the Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the Securities may be deemed to be underwriters and any discounts or commissions received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers, and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make with respect thereto. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     The Preferred Stock, the Depositary Shares and the Debt Securities may or may not be listed on a national securities exchange. The Common Stock currently trades on the NYSE, and any Common Stock offered hereby will be listed on the NYSE, subject to an official notice of issuance. No assurances can be given that there will be a market for the Securities.

     Pursuant to its participation rights to acquire Common Stock at the same price as shares issued to third parties, so long as SC-USREALTY's ownership of Common Stock on fully diluted basis does not drop below 15% for more than 180 days (subject to certain conditions), in the event that the Company issues shares of capital stock (including securities convertible into or exchangeable or redeemable for capital stock of the Company and including capital stock to be issued pursuant to the conversion, exchange or redemption of other securities), SC-USREALTY will be entitled to a participation right to purchase or subscribe for that proportion of the total number of shares to be issued, including shares to be issued to SC-USREALTY pursuant to the rights described in this paragraph, equal to SC-USREALTY's proportionate holdings of Common Stock outstanding prior to such issuance (but not to exceed 37.5% of the capital stock issued). All purchases pursuant to such participation rights will be at the same price and on the same terms and conditions as are applicable to other purchasers.

                        FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of certain of the material federal income tax considerations regarding the Company and is based on current law, is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, persons who are not citizens or residents of the United States and persons who own Securities as part of a conversion transaction, as part of a hedging transaction or as a position in a straddle for tax purposes) subject to special treatment under the federal income tax laws. This summary does not give a detailed discussion of any state, local, or foreign tax considerations. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change (which change may apply retroactively). The Taxpayer Relief Act of 1997 (the "1997 Act") was enacted on August 5, 1997. The 1997 Act contains many provisions which generally make it easier to operate and to continue to qualify as a REIT for taxable years beginning after the date of enactment (which, for the Company, would be applicable commencing with its taxable year beginning January 1, 1998). Certain federal income tax considerations relevant to the holders of Securities will be provided in the applicable Prospectus Supplement.

     As used in this section, the term "Company" refers to the Company and all qualified subsidiaries (a wholly-owned subsidiary which is not treated as a separate entity for federal income tax purposes) but excludes Regency Realty Group, Inc. and Regency Realty Group II, Inc. and their subsidiaries (collectively, the "Management Companies") (which are treated as separate entities for federal income tax purposes, although their results are consolidated with those of the Company for financial reporting purposes).

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT AS WELL AS HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

   General

     The Company made an election to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1993. The Company believes that it has been organized and operated in such a manner as to qualify for taxation as a REIT under the Code for such taxable year and all subsequent taxable years to date, and the Company intends to continue to operate in such a manner in the future. However, no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

     The following sets forth only a summary of the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders.

     It is the opinion of Foley & Lardner that the Company has been organized in conformity with the requirements for qualification and taxation as a REIT commencing with the Company's taxable year that ended December 31, 1993 and for all subsequent taxable years to date, and its method of operation will enable it to continue to be taxed as a REIT. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters including, but not limited to, those set forth below in this discussion of "Federal Income Tax Considerations," those concerning its business and properties, and certain matters relating to the Company's manner of operation. Foley & Lardner is not aware of any facts or circumstances that are inconsistent with these representations and assumptions. The qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, the various income, asset, distribution, stock ownership and other tests discussed below, the results of which will not be reviewed by nor be under the control of Foley & Lardner. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a real estate investment trust, see "-- Failure to Qualify."

   Taxation of the Company

     As a REIT, the Company generally is not subject to federal corporate income tax on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "corporate alternative minimum tax" on its items of tax preference. Third, if the Company has
   (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by the Company by foreclosure or otherwise on default of a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Fourth, if the Company has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, it will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if during the 10-year period (the "Recognition Period") beginning on the first day of the first taxable year for which the Company qualified as a REIT, the Company recognizes gain on the disposition of any asset held by the Company as of the beginning of such Recognition Period, then, to the extent of the excess of (a) the fair market value of such asset as of the beginning of such Recognition Period over (b) the Company's adjusted basis in such asset as of the beginning of such Recognition Period (the "Built-in Gain"), such gain will be subject to tax at the highest regular corporate rate. Because the Company initially acquired its properties in connection with its initial public offering in fully taxable transactions, it is not anticipated that the Company will own any assets with substantial Built-in Gain. Eighth, if the Company acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the Recognition Period beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-in Gain, such gain will be subject to tax at the highest regular corporate rate. The result described above with respect to the recognition of Built-in Gain during the Recognition Period assumes the Company will make an election in accordance with Notice 88-19 issued by the Internal Revenue Service ("IRS"). In addition, the Management Companies are taxed on their income at regular corporate rates.

   Requirements for Qualification

     A REIT is defined in the Code as a corporation, trust or association:
   (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons (determined without reference to any rules of attribution); (6) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, directly or indirectly, by or for "five or fewer" individuals (as defined in the Code to include certain entities); and (7) which meets certain income and asset tests described below. Conditions
   (1) to (4), inclusive, must be met during the entire taxable year and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Company has previously issued sufficient shares to allow it to satisfy conditions (5) and (6). The Company's Articles of Incorporation provide restrictions regarding the transfer of its shares which are intended to assist the Company in continuing to satisfy the stock ownership requirements described in (5) and (6) above. Moreover, pursuant to the 1997 Act, for the Company's taxable years commencing on or after January 1, 1998, if the Company complies with regulatory rules pursuant to which it is required to send annual letters to certain of its shareholders requesting information regarding the actual ownership of its stock, but does not know, or exercising reasonable diligence would not have known, whether it failed to meet the requirement that it not be closely held, the Company will be treated as having met the "five or fewer" requirement. If the Company were to fail to comply with these regulatory rules for any year, it would be subject to a $25,000 penalty. If the Company's failure to comply was due to intentional disregard of the requirements, the penalty would be increased to $50,000. However, if the Company's failure to comply was due to reasonable cause and not willful neglect, no penalty would be imposed.

     Section 856(i) of the Code provides that a corporation, 100% of whose stock is held by a REIT at all times during the corporation's existence, is a "qualified REIT subsidiary." For taxable years of the Company beginning on or after January 1, 1998, the Company must own all of the stock of a subsidiary but not from the commencement of the subsidiary's existence, in order for a subsidiary to be a "qualified REIT subsidiary." A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Company's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as assets, liabilities and items of the Company. The Company has not, however, sought or received a ruling from the IRS that any of the Company's subsidiaries is a "qualified REIT subsidiary." The Company currently owns all of its properties indirectly through qualified REIT subsidiaries. While this summary generally does not address state tax consequences, some states may not recognize a qualified REIT subsidiary, which could cause a subsidiary to be taxed or could cause the Company to fail to qualify as a REIT under such state law. Most of the properties which are not owned directly by qualified REIT subsidiaries of the Company are held by property partnerships all the interests in which are currently owned by qualified REIT subsidiaries or by property partnerships with third parties in which the Company's interests are owned by qualified REIT subsidiaries.

     In the case of a REIT which is a partner in a partnership either directly or indirectly through a qualified REIT subsidiary, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the property partnerships through which the Company owns many of its properties ("Property Partnerships") (other than certain properties held by the Management Companies), is treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described below.

     Income Tests. In order for the Company to maintain its qualification as a REIT, it must satisfy three gross income requirements annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, "interest," or from certain types of temporary investments.

     Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from real estate investments and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

     Third, for the tax years prior to 1998, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for fewer than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

     Rents received by the Company qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits derived by any person from such property, although an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. The Company does not anticipate charging rent for any portion of any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts for sales, which is permitted by the Code). Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if (i) the Company directly or constructively owns a 10% or greater interest in such tenant or (ii) any Related Tenant Owner directly or constructively owns 10% or more by value of the Company. Constructive ownership is determined under the attribution rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The Company does not anticipate receiving rents from such a tenant. Additionally, pursuant to the Articles of Incorporation, Related Tenant Owners are prohibited from acquiring constructive ownership of more than 9.8% by value of the Company. Third, rent attributable to personal property leased in connection with a lease of real property will not qualify if it is greater than 15% of the total rent received under the lease. Fourth, the Company generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the Company derives no income. The independent contractor requirement, however, does not apply to the extent services performed by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy and are not otherwise considered "rendered to the occupant." In addition, for its 1998 taxable year and thereafter, the Company is permitted to receive up to 1% of its gross income from the provision of non-customary services and still treat all other amounts received from such property as "rents from real property." The Company provides certain services with respect to the properties that the Company believes complies with the "usually or customarily rendered" requirement. The Company will hire independent contractors from whom the Company derives no income to perform such services, to the extent that the performance of such services by the Company would cause amounts received from its tenants to be excluded from rents from real property.

     The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     It is possible that, from time to time, the Company or a Property Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms. If the Company or a Property Partnership enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test but not for the 75% gross income test. For the Company's taxable year which begins on January 1, 1998, and for all taxable years thereafter, income from hedging transactions which is qualifying income for the 95% gross income test also includes payments to the Company under an option, futures contract, forward rate agreement, or any similar financial instrument. Furthermore, for the Company's 1997 taxable year any such contract would be considered a "security" for purposes of applying the 30% gross income test. To the extent that the Company or a Property Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

     The Management Companies receive fees in consideration of the performance of management and administrative services with respect to properties that are not owned by the Company. Distributions received by the Company from the Management Companies of their earnings do not qualify under the 75% gross income test. The Company believes that the aggregate amount of the distributions from the Management Companies together with all other non-qualifying income in any taxable year will not cause the Company to exceed the limits on non-qualifying income under the 75%, 95% and 30% gross income tests.

     The Company believes that it has satisfied the 75% and 95% gross income tests for taxable years ended prior to the date of this Prospectus and intends to operate in such a manner so as to satisfy such tests in the future. If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above, even if those relief provisions apply, a tax would be imposed with respect to the excess net income.

     Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets which are held by the Property Partnerships or which are held by "qualified REIT subsidiaries" of the Company and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items and government securities. Second, not more than 25% of the value of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's debt and equity securities owned by the Company may not exceed (at the end of the quarter in which any of such securities are acquired) 5% of the value of the Company's total assets and (subject to limited exceptions) the Company may not own more than 10% of any one issuer's outstanding voting securities.

     The Company owns 100% of the non-voting preferred stock and 5% of the voting common stock of Regency Realty Group, Inc. ("RRG 1") and a Property Partnership owns 100% of the non-voting preferred stock and 5% of the voting common stock of Regency Realty Group II, Inc. ("RRG 2"). The Company represents that the value of the stock held by the Company in RRG 1 and RRG 2, respectively, did not exceed, at the date that the Company acquired such stock and for any applicable quarter prior to the date of this Prospectus, 5% of the total value of the Company's assets. No independent appraisals have been obtained to support the Company's estimate of value, however, and Foley & Lardner, in issuing its opinion on the Company's qualification as a REIT, is relying on the Company's representation as to the limited value of the stock interests in RRG 1 and RRG 2. Although the Company plans to take steps to ensure that it will continue to satisfy the 5% value test for any subsequent quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Company's overall interest in the Management Companies. See "-- Failure to Qualify."

     Annual Distribution Requirements. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gains dividends) to its shareholders in an amount at least equal to: (a) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and
   (ii) 95% of the net income (after tax), if any, from foreclosure property; minus (b) the sum of certain items of non-cash income. In addition, if, during the applicable Recognition Period, the Company disposes of any asset with Built-in Gain, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distribution must be paid in the taxable year to which it relates, or in the following taxable year if declared before the Company timely files its tax return for such prior year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. For the Company's taxable year beginning on January 1, 1998 and for all taxable years thereafter, undistributed capital gains may be so designated by the Company and in such event will be includable in the income of the holders of shares of Common Stock. Such holders will be treated as having paid the capital gains tax imposed on the Company on the designated amounts included in their income as long-term capital gains. Such stockholders would get an increase in their basis for income recognized and a decrease in their basis for taxes paid by the Company. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of
   (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     The Company intends to make timely distributions sufficient to satisfy this annual distribution requirement in the future. It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between the actual receipt of income and the actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at the taxable income of the Company, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceeds the amount of noncash deductions. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a certain year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

   Failure to Qualify

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Such a failure could have an adverse effect on the market value and marketability of the Securities. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether the Company would be entitled to such statutory relief.

   Taxation of Taxable Domestic Shareholders

     As long as the Company qualifies as a REIT, distributions made to its taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gains dividends) will result in ordinary income. Corporate shareholders will not be entitled to the dividends received deduction. Distributions that are designated as capital gains dividends will be taxed as gain from the sale or exchange of a capital asset held for more than one year to the extent they do not exceed the Company's actual net capital gain for the taxable year without regard to the period for which the shareholder has held its stock. It is not clear under the 1997 Act whether, for a U.S. stockholder who is an individual or an estate or trust, such amounts will be taxable at the rate applicable to mid-term capital gain (i.e., gains from the sale of capital assets held for more than one year but not more than 18 months) or at the rate applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than 18 months). This uncertainty may be clarified by future legislation or regulations. However, corporate shareholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce a shareholder's adjusted basis in such shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend declared by the Company in October, November or December of any year payable to a shareholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year.

     Shareholders may not include any net operating losses or capital losses of the Company in their individual income tax returns. In general, any loss upon the sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent distributions from the Company on such shares were required to be treated by such shareholder as long-term capital gain.

   Taxation of Tax-Exempt Shareholders

     In Revenue Ruling 66-106, 1966-1 C.B. 151, the IRS ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust did not constitute "unrelated business taxable income" ("UBTI"). Revenue rulings are interpretive in nature and subject to revocation or modification by the IRS. Based upon Revenue Ruling 66-106 and the analysis therein, except as noted below, distributions to tax-exempt shareholders should not constitute UBTI where (a) the shareholder has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, and (b) the shares are not used by the shareholder in an unrelated trade or business.

     Under the Omnibus Budget Reconciliation Act of 1993, certain pension trusts holding more than 10% by value of a REIT at any time during a taxable year are treated as having UBTI which bears the same ratio to the aggregate dividends paid (or treated as paid) by the REIT to such trust as
   (i) the gross income of the REIT (less any direct expenses related thereto) which would be treated as UBTI if the REIT were a pension trust, bears to (ii) the gross income of the REIT (less any direct expenses related thereto), but only if such ratio is at least 5%. This rule for UBTI only applies to pension trusts investing in a REIT which would have been considered "closely held" under Section 542(a)(2) of the Code, had such section not been amended by the Omnibus Budget Reconciliation Act of 1993. In addition, the rule only applies where at least one pension trust holds more than 25% by value of the REIT or where one or more pension trusts (each owning more than 10% by value of the REIT) hold in aggregate more than 50% by value of the REIT.

   Other Tax Consequences

     Some of the Company's investments are through the Property
   Partnerships. These partnerships may involve special tax risks. Such risks include possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of the Company, and (ii) the status of the Property Partnerships as partnerships (as opposed to associations taxable as corporations or entities that may be disregarded as entities separate from their owners or as qualified REIT subsidiaries) for income tax purposes. In the opinion of Foley & Lardner, which is based on (i) analysis of the partnership agreements for each Property Partnership, and (ii) the representations of the Company that such agreements fully reflect all amendments and modifications to such agreements as of the date of this Prospectus, the partnership allocations of income and expense items for the Property Partnerships (classified as partnerships for federal income tax purposes) have substantial economic effect under Section 704(b) of the Code and the Treasury Regulations thereunder, and each of the Property Partnerships has been and will continue to be treated for federal income tax purposes as
   (i) a partnership, (ii) a qualified REIT subsidiary under the Code or
   (iii) an entity that may be disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-3. See "-- Requirements for Qualification."

     The Company and its Security Holders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Security Holders may not conform to the federal income tax consequences discussed above. Consequently, prospective Security Holders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

   Backup Withholding

     The Company will report to its domestic shareholders and to the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such shareholder (a) is a corporation or another form of entity exempt from backup withholding and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company.

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transactions provisions of Section 4975 of the Code that may be relevant to a prospective purchaser. This discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Code that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement plans and Individual Retirement Accounts ("IRA's") subject to the prohibited transaction provisions of
   Section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to the prohibited transaction provisions of Section 503 of the Code and to state law requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN SECURITIES ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN EMPLOYEE BENEFIT PLAN, A TAX QUALIFIED RETIREMENT PLAN, OR AN IRA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTIONS 4975 AND 503 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

   Employee Benefit Plans, Tax Qualified Retirement Plans and IRA's

     Each fiduciary of a pension, profit sharing, or other employee benefit plan subject to Title I of ERISA (an "ERISA Plan") should carefully consider whether an investment in the Securities is consistent with his fiduciary responsibilities under ERISA. The fiduciary must make its own determination as to whether an investment in the Securities (i) is permissible under the documents governing the ERISA Plan, (ii) is appropriate for the ERISA Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the ERISA Plan and the composition of the ERISA Plan's investment portfolio, and (iii) would result in a nonexempt prohibited transaction under ERISA and the Code.

     The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law. The fiduciary should also consider the applicable prohibited transaction rules of Sections 4975 and 503 of the Code.

   Status of the REIT

     The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the entity's equity interests is an ERISA Plan or is a Non-ERISA Plan or IRA subject to Section 4975 of the Code. An ERISA Plan fiduciary should also consider the relevance of these principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

     Under the Department of Labor regulations as to what constitutes assets of an employee benefit plan (the "DOL Regulations"), if an ERISA Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the ERISA Plan assets would include, for purposes of the fiduciary responsibility provisions of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The equity Securities offered hereby will be sold in an offering registered under the Securities Act and are or are expected to be registered under the Securities Exchange Act of 1934.

     The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 as a result of events beyond the issuer's control. The Common Stock is "widely held."

     The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is expected to be the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are freely transferable. The Company believes that restrictions imposed under the Articles of Incorporation on the transfer of its capital stock are limited to the restrictions on transfers generally permitted under the DOL Regulations and are not likely to result in the failure of its capital stock to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department will not reach a contrary conclusion.

                                  LEGAL MATTERS

     The validity of the Securities to which this Prospectus relates and certain tax matters described under "Federal Income Tax Considerations" and "ERISA Considerations" will be passed upon for the Company by Foley & Lardner, Jacksonville, Florida. Attorneys with Foley & Lardner representing the Company with respect to this offering beneficially owned approximately 4,100 shares of Common Stock as of the date of this Prospectus.


                                     EXPERTS

     The consolidated financial statements and schedule of the Company as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, and the financial statements included in the Company's Current Report on Form 8-K/A dated June 6, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on consolidated financial statements of the Company issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

     The audited historical financial statements of Branch Properties, L.P. incorporated in this Prospectus by reference to the Current Report on Form 8-K/A-2 of the Company dated March 7, 1997 (filed May 12, 1997) have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    No dealer, salesperson or any
    other person has been authorized
    to give any information or to
    make any representations other
    than those contained in this
    Prospectus in connection with
    the offer made by this
    Prospectus and, if given or                Regency Realty
    made, such information or                   Corporation
    representations must not be
    relied upon as having been                 _____________
    authorized by the Company or by
    any of the Underwriters.  This               PROSPECTUS
    Prospectus does not constitute             _____________
    an offer to sell or the
    solicitation of any offer to buy
    securities other than the                 Preferred Stock
    Securities offered by this
    Prospectus, nor shall it                 Depositary Shares
    constitute an offer to sell or a
    solicitation of any offer to buy            Common Stock
    the Securities by anyone in any
    jurisdiction in which such offer          Debt Securities
    or solicitation is not
    authorized or in which the
    person making such offer or
    solicitation is not qualified to
    do so or to any person to whom
    it is unlawful to make such
    offer or solicitation.  Neither
    the delivery of this Prospectus
    nor any sale made hereunder
    shall, under any circumstances,
    create an implication that the            __________, 1997
    information contained herein is
    correct as of any time
    subsequent to the date hereof.



           TABLE OF CONTENTS
                                Page

   Available Information . . . .   2
   Incorporation of Certaion
     Documents by Reference. . .   2
   Risk Factors  . . . . . . . .   4
   The Company . . . . . . . . .   8
   Use of Proceeds . . . . . . .   8
   Consolidated Ratio of
     Earnings to Fixed Charges
     and Preferred Stock
     Dividends . . . . . . . . .   8
   Capital Stock . . . . . . . .   9
   Description of Common Stock .  14
   Description of Preferred
     Stock . . . . . . . . . . .  15
   Description of Depository
     Shares  . . . . . . . . . .  19
   Description of Debt
     Securities. . . . . . . . .  22
   Plan of Distribution. . . . .  31
   Federal Income Tax
     Considerations. . . . . . .  33
   ERISA Considerations. . . . .  42
   Legal Matters . . . . . . . .  44
   Experts . . . . . . . . . . .  44

                                     PART II

                     Information Not Required in Prospectus

   Item 14.  Other Expenses of Issuance and Distribution.

     Set forth below is an estimate of the approximate amount of fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities registered hereby.

   Securities and Exchange Commission
     Registration Fee                                     $121,212
   NASD Fee                                               $ 30,500*
   Exchange Listing Fee                                   $ 52,500*
   Transfer Agent's Fees                                  $  5,000*
   Printing and Delivery                                  $ 50,000*
   Legal Fees and Expenses                                $120,000*
   Accounting Fees and Expenses                           $ 50,000*
   Blue Sky Fees and Expenses                             $ 10,000*
   Depositary's Fees                                      $  5,000*
   Trustee's Fees                                         $ 10,000*
   Fees of Rating Agencies                                $ 70,000*
   Miscellaneous                                          $ 50,788*
     Total                                                $575,000*

   *  Estimated


   Item 15.  Indemnification of Directors and Officers.

     The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

     Article X of the Registrant's Bylaws provides that the Registrant shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, the Registrant has entered into Indemnification Agreements with its directors and executive officers in which the Registrant has agreed to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act.

     Item 16.     Exhibits.

   *1.1   Form of Underwriting Agreement (Common Stock)
   *1.2   Form of Underwriting Agreement (Preferred Stock)
   *1.3   Form of Underwriting Agreement (Debt Securities)
   *1.4   Form of Underwriting Agreement (Depositary Shares)
   *4.1   Form of Preferred Stock Certificate of Designation
   *4.2   Form of Indenture relating to Senior Securities
   *4.3   Form of Indenture relating to Subordinated Securities
   *4.4   Form of Deposit Agreement
   *4.5   Form of Depositary Receipt
   *4.6   Form of Debt Security
   *5. Opinion of Foley & Lardner as to the legality of the securities to be issued
   *8. Opinion of Foley & Lardner as to tax aspects of the offering (included in Exhibit 5)
   12.    Statement re Computation of Ratios
   *23.1  Consent of Foley & Lardner (included in Opinion filed as Exhibit 5)
   23.2   Consent of KPMG Peat Marwick LLP
   23.3   Consent of Price Waterhouse LLP
   24.1   Powers of Attorney (included on Signature Page of Registration
          Statement)
   *25.1  Statement of Eligibility and Qualification of Senior Trustee
   *25.2  Statement of Eligibility and Qualification of Subordinated
          Trustee
   _______________
   *If applicable, to be filed by post-effective amendment or by a current report on Form 8-K pursuant to the Securities Exchange Act of 1934, as appropriate.


   Item 17.  Undertakings

   (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under
   Section 310(a) of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on October 14, 1997.

                       REGENCY REALTY CORPORATION


                       By:  /s/ Martin E. Stein, Jr.
                            Martin E. Stein, Jr., Chairman of the Board,
                            President and Chief Executive Officer


                            SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Bruce M. Johnson, J. Christian Leavitt and Robert L. Miller, Jr., and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



   Date:  October 14, 1997                   /s/ Martin E. Stein, Jr.
                                      Martin E. Stein, Jr., Chairman of the
                                      Board, President and Chief Executive
                                      Officer


   Date:  October 14, 1997                   /s/ Bruce M. Johnson
                                      Bruce M. Johnson, Managing Director and
                                      Principal Financial Officer


   Date:  October 14, 1997                   /s/ J. Christian Leavitt
                                      J. Christian Leavitt, Vice President,
                                      Secretary, Treasurer and
                                      Principal Accounting Officer


   Date:  October 14, 1997                   /s/ Joan W. Stein
                                      Joan W. Stein, Chairman Emeritus and
                                      Director


   Date:  October 14, 1997                   /s/ Richard W. Stein
                                      Richard W. Stein, Director


   Date:  October 14, 1997                   /s/ Edward L. Baker
                                      Edward L. Baker, Director


   Date:  October 14, 1997                   /s/ Raymond L. Bank
                                      Raymond L. Bank, Director


   Date:  October 14, 1997                   /s/ J. Alexander Branch III
                                      J. Alexander Branch III, Director


   Date:  October 14, 1997                   /s/ A.R. Carpenter
                                      A.R. Carpenter, Director


   Date:  October 14, 1997                   /s/ J. Dix Druce, Jr.
                                      J. Dix Druce, Jr., Director


   Date:  October 14, 1997                   /s/ Albert Ernest, Jr.
                                      Albert Ernest, Jr., Director


   Date:  October 14, 1997                   /s/ Douglas S. Luke
                                      Douglas S. Luke, Director


   Date:  October 14, 1997                   /s/ Mary Lou Rogers
                                      Mary Lou Rogers, Director


   Date:  October 14, 1997                   /s/ Robert S. Underhill
                                      Robert S. Underhill, Director

                                  EXHIBIT INDEX

                                                                   Sequential
                                                                    Page No.


   *1.1   Form of Underwriting Agreement (Common Stock)
   *1.2   Form of Underwriting Agreement (Preferred Stock)
   *1.3   Form of Underwriting Agreement (Debt Securities)
   *1.4   Form of Underwriting Agreement (Depositary Shares)
   *4.1   Form of Preferred Stock Certificate of Designation
   *4.2   Form of Indenture relating to Senior Securities
   *4.3   Form of Indenture relating to Subordinated Securities
   *4.4   Form of Deposit Agreement
   *4.5   Form of Depositary Receipt
   *4.6   Form of Debt Security
   *5. Opinion of Foley & Lardner as to the legality of the securities to be issued
   *8. Opinion of Foley & Lardner as to tax aspects of the offering (included in Exhibit 5)
    12.   Statement re Computation of Ratios
   *23.1  Consent of Foley & Lardner (included in Opinion filed as Exhibit 5)
    23.2  Consent of KPMG Peat Marwick LLP
    23.3  Consent of Price Waterhouse LLP
    24.1  Powers of Attorney (included on Signature Page of Registration
          Statement)
   *25.1  Statement of Eligibility and Qualification of Senior Trustee
   *25.2  Statement of Eligibility and Qualification of Subordinated
          Trustee
   _______________
   *If applicable, to be filed by post-effective amendment or by a current report on Form 8-K pursuant to the Securities Exchange Act of 1934, as appropriate.